                                                                    EXHIBIT 12

                         CENTERPOINT PROPERTIES TRUST
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (DOLLARS IN THOUSANDS)


                                                                                     YEAR ENDED DECEMBER 31,
                                                                                     -----------------------
                                                            1997           1996           1995           1994           1993
                                                            ----           ----           ----           ----           ----
Available earnings:
    Net income (loss)                                      $27,630        $14,941        $ 8,212        $ 2,359       ($4,930)
    Add interest expense (1)                                10,871         10,992         12,985         12,157          4,111
                                                           -------        -------        -------        -------       --------
Available earnings (loss) (2)                              $38,501        $25,933        $21,197        $14,516       ($  819)
                                                           -------        -------        -------        -------       --------
                                                           -------        -------        -------        -------       --------
Fixed Charges:
    Interest expense                                       $10,871        $10,992        $12,985        $12,157         $4,111
    Capitalized interest                                       893            142             20             63            470
                                                           -------        -------        -------        -------       --------
    Total Fixed Charges                                    $11,764        $11,134        $13,005        $12,220         $4,581
                                                           -------        -------        -------        -------       --------
                                                           -------        -------        -------        -------       --------

Ratio of earnings to Fixed Charges (3)                        3.27           2.33           1.63           1.19
                                                           -------        -------        -------        -------
                                                           -------        -------        -------        -------


______________________________
NOTES:
(1)  Interest expense includes amortization of debt expense.
(2) Interest portion of rental expense is not calculated because annual rental expense for the Company is not significant.
(3) The ratio of earnings to fixed charges for the year ended December 31, 1993 was less than one to one. The approximate dollar amount necessary to cover the deficiency in that period was $5,400.


                         CENTERPOINT PROPERTIES TRUST
          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                            AND PREFERRED DIVIDENDS
                            (DOLLARS IN THOUSANDS)

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                      -----------------------
                                                          1997           1996           1995           1994           1993
                                                          ----           ----           ----           ----           ----
Available earnings:
  Net income (loss)                                      $27,630        $14,941        $ 8,212        $ 2,359        ($4,930)
  Add interest expense (1)                                10,871         10,992         12,985         12,157          4,111
                                                         -------        -------        -------        -------       --------
Available earnings (loss) (2)                            $38,501        $25,933        $21,197        $14,516        ($  819)
                                                         -------        -------        -------        -------       --------
                                                         -------        -------        -------        -------       --------
Fixed Charges:
  Interest expense                                       $10,871        $10,992        $12,985        $12,157         $4,111
  Capitalized interest                                       893            142             20             63            470
  Preferred dividends                                        901            947          1,002
                                                         -------        -------        -------        -------       --------
  Total Fixed Charges                                    $12,665        $12,081        $14,007        $12,220         $4,581
                                                         -------        -------        -------        -------       --------
                                                         -------        -------        -------        -------       --------

Ratio of earnings to Fixed Charges (3)                      3.04           2.15           1.51           1.19
                                                         -------        -------        -------        -------
                                                         -------        -------        -------        -------


______________________________
NOTES:
(1)  Interest expense includes amortization of debt expense.
(2) Interest portion of rental expense is not calculated because annual rental expense for the Company is not significant.
(3) The ratio of earnings to fixed charges for the year ended December 31, 1993, was less than one to one. The approximate dollar amount necessary to cover the deficiency in that period $5,400.